                                                                    EXHIBIT 10.1

               PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 11, 2005, by and between TerreStar Networks Inc., a Delaware corporation ("TERRESTAR"), and Motient Ventures Holding Inc., a Delaware corporation (the "PURCHASER").
               --------------------------------------------------

                                  INTRODUCTION
                                  ------------

         WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to make an equity investment in TerreStar;

         WHEREAS, immediately prior to the Closing (as defined in Section 2.1), certain Rights to Receive Common Shares of TerreStar, dated as of December 20, 2004, as amended (the "RIGHTS"), held by the limited partners (or affiliates of such limited partners) of Mobile Satellite Ventures LP ("MSV LP") were exchanged for shares of common stock, par value $0.001 per share (the "COMMON STOCK") of TerreStar pursuant to the terms and subject to the conditions set forth in the Rights (the "RIGHTS EXCHANGE");

         WHEREAS, the parties to the Existing Investment Documents (as defined in Article VII) have taken all actions necessary to waive any rights thereunder that would impede the consummation of the transactions contemplated by this Agreement and have consented thereunder to the consummation of the transactions contemplated by this Agreement and to the termination, effective as of the Closing (as defined in Section 2.1) of (i) that certain Securityholders' Agreement, dated as of December 20, 2004, as amended (the "SECURITYHOLDERS' AGREEMENT"), by and among TerreStar and the stockholders and the holders of Rights named therein, (ii) that certain Parent Transfer/Drag Along Agreement, dated as of December 20, 2004 (the "PARENT TRANSFER/DRAG ALONG AGREEMENT"), by and among TerreStar, the Purchaser, TMI Communications Delaware, Limited Partnership and each investor and investor parent named therein and (iii) that certain Voting Agreement, dated as of December 20, 2004, by and among the holders of Rights named therein; and

         WHEREAS, TerreStar and the Purchaser have obtained all material consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any governmental authority and any other person (if any), required to be obtained or made by or with respect to TerreStar or the Purchaser, as the case may be, in connection with the offer and sale of the Shares (as defined in Article I), the Rights Exchange, the execution and delivery of this Agreement and the other Transaction Documents (as defined in Article VII) and the consummation of the transactions contemplated thereby, including but not limited to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                         AGREEMENT TO SELL AND PURCHASE
                         ------------------------------

         Pursuant to the terms herein set forth, TerreStar hereby issues and sells to the Purchaser and the Purchaser hereby purchases from TerreStar, 8,190,008 shares of Common Stock (collectively, the "SHARES"), at a purchase price of $24.42 per Share (the "PURCHASE PRICE").

                                   ARTICLE II

                          CLOSING, DELIVERY AND PAYMENT
                          -----------------------------

         2.1. Closing. The closing of the sale and purchase of the Shares under this Agreement (the "CLOSING") shall take place contemporaneously with the execution and delivery hereof at the offices of Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

         2.2. Delivery. At the Closing, TerreStar shall deliver to the Purchaser certificates representing the Shares to be purchased at the Closing by the Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds pursuant to wire instructions provided to the Purchaser by TerreStar. The Purchaser shall pay the purchase price for the Shares to be purchased hereunder upon delivery of certificates representing the Shares.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TERRESTAR
                   -------------------------------------------

         Except as disclosed in the disclosure schedule delivered by TerreStar and incorporated herein, TerreStar hereby represents and warrants to the Purchaser as follows:

         3.1. Organization, Good Standing and Qualification. TerreStar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TerreStar is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as defined in Article VII) on TerreStar.

         3.2. Power and Authority. TerreStar has all requisite corporate power and authority to own, lease, operate and encumber its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The execution, delivery and performance by TerreStar of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by TerreStar of the transactions contemplated hereby and thereby have been, duly authorized by all requisite action (and do not or will not require any approvals or consents of the stockholders of TerreStar that have not already been obtained), and this Agreement and each of the Transaction Documents to which it is a party, when executed will constitute a legal, valid and binding obligation of TerreStar, enforceable against TerreStar in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

         3.3. Subsidiaries. TerreStar does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. TerreStar is not a participant in any joint venture, partnership or similar arrangement.

         3.4. Capitalization. The authorized capital stock of TerreStar consists of 50,000,000 shares of Common Stock, of which 23,938,487 shares are issued and outstanding. All shares of TerreStar's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except as set forth in SCHEDULE 3.4 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating TerreStar to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of TerreStar or other equity interests in TerreStar or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of TerreStar to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to TerreStar. Except pursuant to the Stockholders' Agreement (as defined in Article VII) being entered into as of the date hereof (and pursuant to which no preemptive rights arise in connection with the transactions contemplated by this Agreement), no stockholder or right holder of TerreStar is entitled to preemptive rights. TerreStar has not, since its inception, declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders.

         3.5. Issuance of Shares. The issuance, sale and delivery of the Shares by TerreStar in accordance with this Agreement has been duly authorized by all necessary action on the part of TerreStar. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties of the Purchaser contained in
Article IV, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been, or following the Closing will be, registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The issue and sale of the Shares (a) is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with (and any compliance therewith shall not result in the issuance of any shares of Common Stock by TerreStar) and (b) will not result in a right of any holder of securities of TerreStar to adjust the exercise, conversion, exchange or reset price under such securities.

         3.6. No Conflict. Except for (A) filings made pursuant to Regulation D under the Securities Act or under state securities laws and (B) such notifications or filings as may be required under the United States Communications Act of 1934, as amended (the "FCC ACT"), the Canadian Communications Acts (as defined in Article VII) and the HSR Act, as the case may be, the execution and delivery by TerreStar of this Agreement and the other Transaction Documents to which it is a party, and the consummation by TerreStar of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, registration, authorization, qualification, designation, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation (including but not limited to the FCC Act, the Canadian Communications Acts or the rules and regulations of the Federal Communications Commission (the "FCC"), Industry Canada or the CTRC (as defined in Article VII)), or any ruling, writ, injunction, order, declaration, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets other than violations or conflicts which would not reasonably be expected to have a Material Adverse Effect on TerreStar, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which TerreStar is a party or to which its properties or assets is subject which could reasonably be expected to have a Material Adverse Effect on TerreStar, (c) result in the creation or imposition of any mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, conditions, restrictions, charges, agreements, claims or equities of any kind (each, an "ENCUMBRANCE") upon any of TerreStar's properties or assets which could reasonably be expected to have a Material Adverse Effect on TerreStar, or (d) violate TerreStar's organizational documents.

         3.7. FCC and Industry Canada Matters.

         (a) Except as set forth in SCHEDULE 3.7(A) hereto, TerreStar does not hold or control any FCC, Industry Canada, or CRTC Permits, and is not an applicant for any such Permits.

         (b) Any and all notifications or filings under the FCC Act or the Canadian Communications Acts for which exception is made under Section 3.6 or
Section 3.18 of this Agreement are listed in SCHEDULE 3.7(B) hereto.

         (c) Except as set forth in SCHEDULE 3.7(C) hereto, no opposition, comments, or other objection, formal or informal, has been submitted to the FCC or Industry Canada or, to the best of TerreStar's knowledge, to any other governmental entity, nor, to the best of TerreStar's knowledge, has any opposition, comments, or other objection, formal or informal, been threatened with respect to the TMI/TerreStar FCC Assignment Application.

         (d) To the best of TerreStar's knowledge, except as set forth on
SCHEDULE 3.7(D) hereto: (i) construction of the 2 GHz Satellite and launch preparations therefor are proceeding in accordance with schedules which should allow the 2 GHz Satellite to be constructed, launched, and made operational on or before November 2008; and (ii) the 2 GHz Satellite has been designed and is being constructed so that when placed into operation it will meet all of the license requirements of the 2 GHz FCC Authorization and the 2 GHz Industry Canada Authorization; provided, that the construction, launch and operation of any satellite, including the 2 GHz Satellite, is subject to numerous factors, risks, uncertainties and contingencies that affect the satellite industry generally and are outside of the control of TerreStar, and to that extent TerreStar can make no representation as to the likelihood or certainty that the 2 GHz Satellite will, in fact, be constructed, launched, and made operational on or before November 2008, or that the 2 GHz Satellite will, in fact, meet all of the license requirements of the 2 GHz FCC Authorization and the 2 GHz Industry Canada Authorization.

         (e) Except as set forth herein and in SCHEDULE 3.7 hereto, without derogation to the other representations and warranties made in this Agreement, no representation is made (i) as to the assignability of the 2 GHz FCC Authorization to TerreStar or as to the likelihood that the FCC will approve such assignment, or as to the assignability of the 2 GHz Industry Canada Authorization to an entity eligible under Canadian law to hold such authorization or as to the likelihood that Industry Canada will approve such assignment, or (ii) with respect to any proceeding, order, or other similar action concerning the FCC's or Industry Canada's grant of authority with respect to an ancillary terrestrial component.

         3.8. Financial Information. The balance sheet data included in the unaudited financial information provided to the Purchaser (the "TERRESTAR FINANCIAL INFORMATION") fairly presents in all material respects the financial position of TerreStar as of its date, and the statement of operations data included in the TerreStar Financial Information fairly presents in all material respects the results of operations for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except for the absence of notes thereto.

         3.9. No Undisclosed Liabilities. Except as disclosed in the TerreStar Financial Information for the year ended December 31, 2004, or as disclosed on
SCHEDULE 3.9 hereto, TerreStar does not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on TerreStar.

         3.10. Absence of Certain Changes or Events. Except as set forth on
SCHEDULE 3.10 hereto or as disclosed in the TerreStar Financial Information for the year ended December 31, 2004, since December 31, 2004, TerreStar has conducted its business only in the ordinary course, and there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect on TerreStar, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the shares of Common Stock, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "COMMITMENT") entered into by TerreStar outside the ordinary course of business, or (d) any material change in TerreStar's accounting principles, practices or methods.

         3.11. Litigation; Orders. Except as set forth on SCHEDULE 3.11 hereto, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of TerreStar, threatened against TerreStar or the assets (including any Proprietary Rights (as hereinafter defined)) of TerreStar (a "LITIGATION"). TerreStar is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality; provided, however, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's or Industry Canada's grant of authority with respect to an ancillary terrestrial component.

         3.12. Compliance with Laws; Permits. TerreStar is and has been, since its date of organization, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders, including environmental and including the FCC Act or the Canadian Communications Acts and rules and regulations of the FCC, Industry Canada or the CRTC, applicable to it which if TerreStar failed to comply could reasonably be expected to have a Material Adverse Effect on TerreStar. TerreStar has all Permits (as defined in Article VII) materially necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect, and no material violations have occurred in respect of any such Permits; no material proceeding is pending or, to the best knowledge of TerreStar, threatened to revoke or limit any such Permit; provided, however, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's or Industry Canada's grant of authority with respect to an ancillary terrestrial component; and no such Permit will be suspended, cancelled or adversely modified in any material respect as a result of the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         3.13. Title. TerreStar has good and marketable title to all of its material properties and assets, real and personal, and has good title to all its leasehold interests, in each case free and clear of any Encumbrances except for Permitted Encumbrances or as set forth on SCHEDULE 3.13 hereto.

         3.14. ERISA Matters. Except as set forth on SCHEDULE 3.14, TerreStar has never maintained or contributed to any employee benefit plan, including but not limited to any such plan subject to the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); neither TerreStar nor any entity that is or was at any time treated as a single employer with TerreStar under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE") has incurred or expects to incur liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code; and TerreStar has no liability with respect to any "pension plan" (as defined in ERISA). Any and all employee benefit plans sponsored, maintained or contributed to by TerreStar and any of its affiliates have been operated in accordance with their terms and in compliance in all material respects with applicable laws and regulations.

         3.15. Insurance. TerreStar, through the insurance policies of MSV LP, maintains property and casualty, general liability, personal injury, director and officer and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards. Neither TerreStar nor MSV LP has received notice from, or has any knowledge of any threat by, any insurer (that has issued any insurance policy to MSV LP through which TerreStar is covered) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering TerreStar presently in force.

         3.16. Labor Relations; Employees. (a) TerreStar is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof, (b) TerreStar is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on TerreStar, (c) TerreStar is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of TerreStar, has sought to represent any of the employees, representatives or agents of TerreStar, (d) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of TerreStar, threatened against or involving TerreStar, and (e) to the best knowledge of TerreStar, no salaried key employee has any plans to terminate his or her employment with TerreStar. Each of the executive officers of TerreStar who has or had access to confidential information of TerreStar has executed a confidentiality agreement, and such agreements are in full force and effect.

         3.17. Contracts.

         (a) TerreStar is not a party to, or bound or subject to, any Contract (as defined in Article VII), other than (1) any Contract which (A) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which TerreStar has no liability, contingent or otherwise, or (B) involves monthly payments to or from TerreStar (as opposed to an indemnity agreement or similar contract under which a party is not required to make fixed monthly payments) which monthly payments do not aggregate on an annual basis to $50,000 or more, and in each case, is not material to the business, condition (financial or otherwise), operations or prospects of TerreStar and (2) as set forth in SCHEDULE 3.17(A).

         (b) Assuming the due execution and delivery by the other parties thereto, each of such Contracts is legal, valid, binding and in full force and effect and enforceable in accordance with its terms. There is no breach, violation or default by TerreStar (or, to the best knowledge of TerreStar, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on TerreStar, and no event (including, without limitation, the consummation of the transactions contemplated by this Agreement) which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by TerreStar (or, to the best knowledge of TerreStar, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on TerreStar, or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against TerreStar under any such Contract. TerreStar is not or, to the knowledge of TerreStar, no other party to any of such Contracts (i) is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts or (ii) has granted or has been granted any waiver or indulgence under any of such Contracts or has repudiated any provision thereof.

         3.18. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by TerreStar in connection with the execution, delivery and performance of this Agreement, or by TerreStar in connection with the execution, delivery and performance of the Transaction Documents to which it is a party, the consummation by TerreStar of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Shares (other than (a) such notifications or filings required under the FCC Act, the Canadian Communications Acts, the HSR Act, and applicable federal or state securities laws, if any, which shall be made on a timely basis and (b) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on TerreStar).

         3.19. Public Utility Holding Company, Etc. Neither TerreStar nor any subsidiary of TerreStar is: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of a " public utility company," a "holding company" or a "subsidiary company" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) a "public utility," as defined in the Federal Power Act, as amended, or (c) an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         3.20. Restrictions. Other than TerreStar's obligations under that certain Loan and Security Agreement, dated as of December 27, 2004 (the "LOAN AGREEMENT"), by and between TerreStar and MSV LP, TerreStar is not a party to any loan agreement or other financing document giving rise to any obligations, restrictions, limitations or Encumbrances with respect to TerreStar or its assets. Attached hereto as EXHIBIT A is the payoff letter from MSV LP stating the amounts required to repay in full all amounts due under the Loan Agreement and confirming that all Encumbrances securing amounts due under the Loan Agreement will be released and terminated upon payment of such amounts.

         3.21. Environmental Matters. There are, with respect to TerreStar, no past or present violations of Environmental Law (as hereinafter defined), nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which are reasonably likely to give rise to any liability which would have a Material Adverse Effect on TerreStar pursuant to any Environmental Law, and TerreStar has not received any written notice with respect to any of the foregoing nor is any Litigation pending or, to the knowledge of TerreStar, threatened in connection with any of the foregoing. For purposes of this Section 3.21, capitalized terms used herein shall have the following meanings:

         (a) "ENVIRONMENTAL LAWS" shall mean, all applicable provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of law, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., and any other laws imposing or creating liability with respect to Hazardous Materials.

         (b) "HAZARDOUS MATERIAL" shall mean any substance regulated by any Environmental Law.

         (c) "PUBLIC AUTHORITY" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

         3.22. Proprietary Rights. Except for matters which would not, in the aggregate, have a Material Adverse Effect on TerreStar, (a) TerreStar is the sole owner, free and clear of any Encumbrance, of, or has a valid license, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to, all U.S. and foreign trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "PROPRIETARY RIGHTS") that are necessary or useful for the operation of its business (such Proprietary Rights owned by or licensed to TerreStar, including but not limited to those Proprietary Rights under the TerreStar License (as defined in Article VII), collectively, the "TERRESTAR RIGHTS"); (b) TerreStar has taken, and will take, all actions which are necessary or advisable in order to protect the TerreStar Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in the telecommunications industry; (c) TerreStar's rights in the TerreStar Rights are valid and enforceable; (d) TerreStar has not received any demand, claim, notice or inquiry from any person or entity in respect of the TerreStar Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of TerreStar in, any such TerreStar Rights, and TerreStar does not know of any basis for any such challenge; (e) TerreStar is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other person or entity; (f) to the knowledge of TerreStar, no person or entity is infringing any TerreStar Rights; and (g) except (i) on an arm's-length basis for value and other commercially reasonable terms, and (ii) such licenses and assignments TerreStar is required to make to ATC Technologies, LLC pursuant to the TerreStar License, TerreStar has not granted any license with respect to any TerreStar Rights to any person or entity.

         3.23. Taxes. TerreStar has timely filed all tax returns and reports required by law. All tax returns and reports of TerreStar are true and correct in all material respects. TerreStar has timely paid all taxes and other assessments due, except those, if any, currently being contested in good faith and except to the extent that a reserve has been reflected in the TerreStar Financial Information in accordance with generally accepted accounting principles. The provision for taxes of TerreStar as shown in the TerreStar Financial Information is adequate for taxes or other assessments due or accrued as of the date thereof.

         3.24. Certain Business Relationships. Except as described on SCHEDULE
3.24 and except as set forth in that certain Cooperation Agreement, dated as of the date hereof (the "COOPERATION AGREEMENT"), by and between MSV LP and TerreStar or that certain Management Services & Shared Facilities Agreement, dated as of the date hereof (the "SERVICES AGREEMENT"), by and between MSV LP and TerreStar, TerreStar has not been involved in any business arrangement or relationship with any of its affiliates within the past 12 months, and no affiliate of TerreStar owns any asset, tangible or intangible, which is used in the business of TerreStar (other than the intellectual property licensed to TerreStar under the TerreStar License).

         3.25. Disclosure. Neither this Agreement nor any Transaction Document (nor any certificate or instrument executed in connection with this Agreement or any Transaction Document) furnished or made available to the Purchaser by or on behalf of TerreStar omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS OF WARRANTIES OF THE PURCHASER
                 ----------------------------------------------

         The Purchaser hereby represents and warrants to TerreStar as follows:

         4.1. Organization, Good Standing; Power and Authority. The Purchaser
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Purchaser has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Transaction Documents to which it is a party.

         4.2. Authorization of Documents. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser, and this Agreement and the Transaction Documents when executed will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

         4.3. No Limitations. Except as may be provided in the Existing Investment Documents or the Transaction Documents, the Purchaser has not, directly or indirectly, made any commitment, representation, or undertaking to any third party, nor is the Purchaser or any of its subsidiaries or affiliates party to, nor are the Purchaser's or any of its subsidiary's or affiliate's assets or properties subject to, any agreement, contract, commitment, obligation, understanding or document, that (a) conflicts or could conflict with, or results or could result in any violation or breach of, or constitutes or could constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, any of the Existing Investment Documents, this Agreement or the other Transaction Documents, (b) limits or that could limit the Purchaser's or its affiliates' ability to perform their obligations, or that adversely impacts or could adversely impact any of the Purchaser's or its affiliates' rights under any of the Existing Investment Documents, this Agreement or the other Transaction Documents, (c) restricts or that could restrict the Purchaser's or its affiliates' right to vote, sell, or otherwise dispose of the Shares or any other securities of TerreStar owned by them, or (d) affects or that could affect the operation, governance, management, results, assets, or regulatory status of TerreStar or any of its subsidiaries. Whether in connection with any offering of securities of the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement, or otherwise, Purchaser has not granted any rights to any party that would, or could reasonably be expected to, have any adverse effect on the business, assets, operations, governance, or regulatory status of TerreStar or any of its subsidiaries.

         4.4. Investment Representations.

         (a) NO REGISTRATION. The Purchaser understands that the Shares (i) have not been, and will not be, registered under the Securities Act or any state securities laws, (ii) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on the representations of the Purchaser contained in this Agreement, and (iii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

         (B) ACQUISITION FOR OWN ACCOUNT. The Purchaser will acquire the Shares for its own account, for investment only and not with a view to the distribution thereof within the meaning of the Securities Act.

         (C) ACCREDITED INVESTOR; DOMICILE. The Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). The Purchaser is a resident of the State of Illinois, and the Shares were offered and sold to the Purchaser solely in the State of Illinois.

         (d) PURCHASER ABLE TO BEAR ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private transactions of securities in companies similar to TerreStar so that it is capable of evaluating the merits and risks of its investment in TerreStar and has the capacity to protect its own interests. The Purchaser understands that an investment in the Shares acquired pursuant to this Agreement is highly speculative and involves substantial economic risk. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares that the Purchaser purchases are registered pursuant to the Securities Act, or an exemption from registration is available for the resale of such securities, and that the Purchaser may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. The Purchaser understands that TerreStar has no present intention of registering the Shares. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act for the resale of such securities will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

         (E) PURCHASER CAN PROTECT ITS INTEREST. By reason of its or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

         (F) TERRESTAR INFORMATION. The Purchaser has had an opportunity to discuss the business, management and financial affairs of TerreStar with directors, officers and management of TerreStar. The Purchaser has also had the opportunity to ask questions of, and receive answers from, TerreStar and its management regarding the terms and conditions of its investment. The Purchaser is not relying on any representations, warranties or information as to TerreStar other than the representations and warranties made to it herein or pursuant hereto.

         4.5. No Conflict. The execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which it is a party or to which its properties or assets is subject, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or on the Purchaser's ability to consummate the transactions contemplated by this Agreement, (c) result in the creation or imposition of any Encumbrance upon any of its properties or assets, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Purchaser's ability to consummate the transactions contemplated by this Agreement or (d) violate its organizational documents.

         4.6. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Purchaser in connection with the execution, delivery and performance of this Agreement, or in connection with the execution, delivery and performance of the Transaction Documents to which it is a party, or the consummation by the Purchaser of the transactions contemplated hereby or thereby (other than (i) notifications or filings required under the HSR Act, the Canadian Communications Act, the FCC Act and applicable federal or state securities law, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents).

         4.7. Litigation; Orders. There is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which if determined adversely to the Purchaser could reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement. The Purchaser is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

         4.8. Compliance with Laws; Permits. The Purchaser is and has been, since the date of its incorporation, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it, which if the Purchaser failed to comply would be reasonably likely to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents.

         4.9. Investment Company Act. The Purchaser is not, and immediately after giving effect to the purchase of the Shares as contemplated by this Agreement, will not be an "investment company" as such term is defined in the Investment Company Act and the rules promulgated thereunder.

         4.10. Transfer Restrictions. The Purchaser acknowledges and agrees that the Shares will be subject to restrictions on transfer as set forth in the Stockholders' Agreement.

         4.11. Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends, in addition to any other legends required by applicable federal or state securities laws:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND CONCURRED IN BY THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SAID LAWS OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT AND PROMULGATED BY THE APPLICABLE STATE SECURITIES REGULATORS UNDER SAID LAWS."

              "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT AND ALL TRANSFERS ARE MADE SUBJECT TO THE TERMS OF SAID STOCKHOLDERS' AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AND EXAMINATION AT THE PRINCIPAL OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST TO ITS PRINCIPAL OFFICE AND WITHOUT CHARGE, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF STOCK, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RELATIVE RIGHTS AND PREFERENCES."

                                    ARTICLE V

                                 INDEMNIFICATION
                                 ---------------

         5.1. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless TerreStar and its respective officers, directors, employees and representatives from and against any and all claims, damages, losses, liabilities, obligations, costs and expenses (including attorney's fees) ("LOSSES") that may be incurred by or asserted or awarded against any such person, in each case arising out of or in connection with: (a) any offering of securities by the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement to the extent such losses do not directly relate to or arise from a breach by TerreStar of its representations, warranties, covenants or agreements hereunder or in any Transaction Document,
(b) the breach by the Purchaser of any representation or warranty made to TerreStar by the Purchaser herein or in any document delivered pursuant hereto, or (c) the breach by the Purchaser of any covenant or agreement contained herein or in any document delivered pursuant hereto.

         5.2. Indemnification by TerreStar. TerreStar shall indemnify and hold harmless the Purchaser and its officers, directors, employees and representatives from and against any and all Losses that may be incurred by or asserted or awarded against any such person, in each case arising out of or in connection with: (a) the breach by TerreStar of any representation or warranty made to the Purchaser by TerreStar herein or in any document delivered pursuant hereto and thereto, or (b) the breach by TerreStar of any covenant or agreement contained herein or in any document delivered pursuant hereto.

         5.3. No Duplication of Remedies. To the extent any party may have more than one remedy for any Losses incurred by it, it may pursue all available remedies but in no event shall be entitled to collect and retain any amount hereunder in excess of its Losses.

         5.4. Notice of Claims. All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

         (a) If the party seeking indemnification (the "INDEMNIFIED PARTY") has incurred or reasonably believes that it may incur any Losses, it shall deliver promptly written notice to the indemnifying party (the "INDEMNIFYING PARTY"), setting forth the nature and amount of the Losses or potential Losses, if possible (a "CLAIM NOTICE"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party written notice of such claim, so that the Indemnifying Party's defense of such claim under this Agreement may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has prejudiced the Indemnifying Party's ability to defend such claim, and then only to the extent of such prejudice.

         (b) If, after receiving a Claim Notice, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within 30 days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Losses from the Indemnifying Party within 10 days of the end of such 30-day objection period.

         (c) If the Indemnifying Party shall agree that it is responsible for all amounts that may be recovered in connection with a third-party claim, action or suit (including waiving any deductible or limit that might otherwise apply under this Article V) the Indemnifying Party shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided, that the Indemnifying Party (i) demonstrates to the Indemnified Party's reasonable satisfaction that it has the financial ability to mount an appropriate defense of such claim and (ii) diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Indemnified Party) to participate in such defense and to be represented by attorneys of its choosing. Except with the prior written consent of the Indemnified Party no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may deem appropriate and the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; PROVIDED, HOWEVER, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

         (e) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

         5.5. Limitation on Amounts. The Indemnifying Party shall not be obligated to pay any amounts for indemnification under this Article V with respect to breaches of representations and warranties until the aggregate indemnification obligation of such Indemnifying Party hereunder exceeds $250,000, whereupon the Indemnifying Party shall be liable for all amounts for which indemnification may be sought which exceed $250,000. No Indemnifying Party's liability under this Article V shall exceed the amount of the purchase price for the Shares pursuant to this Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

         6.1. Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the other Transaction

Documents, discussions or negotiations relating to this Agreement or the other Transaction Documents, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

         6.2. Publicity; SEC Filings. Neither TerreStar, nor the Purchaser shall, without the prior written consent of the other parties, except as may be required by law, advertise, issue any press release or otherwise publicize the fact that the parties have entered into this Agreement. TerreStar and the Purchaser will use commercially reasonable efforts to draft and issue a mutually agreed upon press release announcing the consummation of the transactions contemplated by this Agreement. The Purchaser shall give TerreStar a reasonable opportunity to review and comment on any current report on Form 8-K, or any other report or filing with the Securities and Exchange Commission, that discloses or describes the transactions contemplated by this Agreement.

         6.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         6.4. Governing Law. This Agreement shall be governed in all respects by the law of the State of New York as such law is applied to agreements between New York residents entered into and performed entirely in the State of New York, without regard to the conflict of laws provisions thereof.

         6.5. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any other party (other than the parties to this Agreement or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that no such severability shall be effective if it materially and adversely affects the economic benefit of this Agreement to any party.

         6.7. Amendment and Waiver. This Agreement may be amended or modified, and the obligations of TerreStar and the rights of the Purchaser under this Agreement may be waived, only upon the written consent of TerreStar and the Purchaser.

         6.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party's part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the other Transaction Documents, by law or otherwise afforded to any party, shall be cumulative and not alternative.

         6.9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to TerreStar and the Purchaser at the addresses set forth on the signature pages of this Agreement or at such other address as TerreStar or the Purchaser may designate by 10 days advance written notice to the other parties hereto.

         6.10. Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. For the avoidance of doubt, the Purchaser shall have no liability to TerreStar in respect of any fees, commissions or other compensation that may be payable by TerreStar to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement. Similarly, TerreStar shall not have any liability to the Purchaser in respect of any fees, commissions or other compensation that may be payable by the Purchaser to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement.

         6.11. Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.12. Interpretation. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         6.14. Entire Agreement. This Agreement, the Exhibits and the Schedules hereto, the Transaction Documents and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede any and all prior and contemporaneous agreements or understandings, whether expressed or implied, written or oral, between the parties with respect hereto and thereto. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                                   ARTICLE VII

                              CERTAIN DEFINED TERMS
                              ---------------------

         "2 GHZ FCC AUTHORIZATION" means the 2 GHz Mobile Satellite Service authorization granted to TMI by Order of the FCC's Chief, International Bureau, released July 17, 2001, and published at 16 FCC Rcd 13808, as modified by and subject to the conditions described in the FCC's Memorandum Opinion and Order, released June 29, 2004, and published at 19 FCC Rcd 12603.

         "2 GHZ INDUSTRY CANADA AUTHORIZATION" means the 2 GHz Mobile Satellite Service approval in principle granted TMI in a letter, dated May 6, 2002, from Jan Skora, Director General of Industry Canada's Radiocommunications and Broadcasting Regulatory Branch, to Ted H. Ignacy, TMI's Vice-President, Finance, as modified in a letter to Mr. Ignacy, dated February 21, 2005, from Chantal Beaumier, Industry Canada's Director, Space and International Regulatory Activities.

         "2 GHZ SATELLITE" means the 2 GHz satellite that is under construction pursuant to the satellite construction contract, dated as of July 14, 2002, as amended from time to time and as amended and restated as of May 2, 2005, by and between TerreStar and Space Systems/Loral, Inc.

         "CANADIAN COMMUNICATIONS ACTS" means the Radiocommunication Act (Canada) and the Telecommunications Act (Canada), including any amending or successor legislation thereto, as well as all orders, decisions, policies, rules and regulations of the CRTC and Industry Canada that are rendered or promulgated thereunder.

         "CONTRACT" means any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral.

         "CRTC" means the Canadian Radio-television and Telecommunications Commission.

         "EXISTING INVESTMENT DOCUMENTS" shall mean (i) the Securityholders' Agreement; and (ii) the Parent Transfer/Drag Along Agreement.

         "GP SHARES" means shares of common stock, par value $0.01 per share, of MSV GP.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the specified entity.

         "MOTIENT" means Motient Corporation.

         "MSV GP" means Mobile Satellite Ventures GP Inc.

         "PERMITS" means all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations.

         "PERMITTED ENCUMBRANCES" means Encumbrances for (i) taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, (ii) materialmen's, mechanics', workers', repairmen's, employees' liens and other liens imposed by law or (iii) other Encumbrances arising in the normal course of business.

         "STOCKHOLDERS' AGREEMENT" means that certain Stockholders' Agreement, dated as of the date hereof, by and among TerreStar and each of the stockholders named therein.

         "TMI/TERRESTAR FCC ASSIGNMENT APPLICATION" means the application, filed on December 11, 2002 and amended from time to time, seeking the FCC's consent to assign the 2 GHz FCC Authorization from TMI to TerreStar (FCC File No. SAT-ASG-20021211-00238).

         "TERRESTAR LICENSE" means that certain Amended and Restated Intellectual Property Assignment and License Agreement, dated as of the date hereof, by and between ATC Technologies, LLC and TerreStar.

         "TMI SUB" means TMI Communications Delaware, Limited Partnership.

         "TRANSACTION DOCUMENTS" shall mean (i) this Agreement, (ii) the Cooperation Agreement, (iii) that certain Conditional Wavier and Consent, dated as of the date hereof, (iv) the Stockholders' Agreement, (v) that certain Assignment of Certain Contracts, dated as of the date hereof, by and between TerreStar and MSV LP, (vi) that certain Third Amendment to Pledge and Guarantee Agreement, dated as of the date hereof, by and among TMI Communications Delaware, Limited Partnership and the other parties thereto, (vii) that certain Parent Transfer/Drag Along Agreement, dated as of the date hereof, by and among TerreStar and the parent entities and their respective subsidiaries named therein, (viii) the Services Agreement, (ix) that certain Amended and Restated Intellectual Property Assignment and License Agreement, dated as of the date hereof, by and between ATC Technologies, LLC and MSV LP, (x) the TerreStar License, (xi) that certain Amended and Restated Cost Sharing Agreement, dated as of the date hereof, by and among TerreStar, MSV LP and ATC Technologies, LLC and
(xii) that certain letter, dated as of the date hereof, from MSV LP to the Purchaser regarding the Purchaser's investment in TerreStar.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first set forth above.

                                      TERRESTAR NETWORKS INC.



                                      By: /s/ Wharton B. Rivers, Jr.
                                          --------------------------------
                                          Name:  Wharton B. Rivers, Jr.
                                          Title: President and Chief Executive
                                                 Officer

                                      Address for Notice:
                                      -------------------

                                      7925 Jones Branch Drive
                                      McLean, VA  22102
                                      Attention: Chief Executive Officer
                                      Facsimile: (703) 873-2801

                                      With a copy to (which shall not
                                      constitute notice to TerreStar):

                                      Covington & Burling
                                      1201 Pennsylvania Avenue, N.W.
                                      Washington, D.C. 20004
                                      Attention: David H. Engvall, Esq.
                                      Facsimile: (202) 778-5307

                                      Purchaser:
                                      ----------

                                      MOTIENT VENTURES HOLDING INC.



                                      By: /s/ Christopher Downie
                                          -------------------------------
                                          Name:  Christopher Downie
                                          Title: Executive Vice President and
                                                 Chief Operating Officer

                                      Address for Notice:
                                      -------------------

                                      300 Knightsbridge Parkway
                                      Lincolnshire, IL 60069
                                      Attention: General Counsel
                                      Facsimile: (847) 478-4810